Pricing Supplement dated January 5, 1997                         Rule 424(b)(3)
(To Prospectus dated October 23, 1995)                        File No. 33-62601

                         $190,587,000 Principal Amount

                                 Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes



                               Annual                               Annual
                  Interest   Percentage                Interest   Percentage
                    Rate        Yield                    Rate       Yield
Maturity          Per Annum    (APY)*     Maturity     Per Annum    (APY)*
--------          ---------    -----      --------     ---------    -----
91 Days             5.31%       5.45%     One Year       6.06%       6.25%
Six Months          5.59%       5.75%     Two Years      6.16%       6.35%
Eighteen Months     6.11%       6.30%     Four Years     6.39%       6.60%
Thirty Months       6.30%       6.50%     Five Years     6.67%       6.90%





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* Effective annual yield assumes interest reinvested at the current daily rate.
  Substantial penalty for early withdrawal.